CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-118020, 333-184343, and 333-206790 on Form S-3 of Block Financial LLC and Registration Statement Nos. 333-206790, 333-118020-01, 333-154611 and 333-184343-01 on Form S-3 and Nos. 333-160957, 333-42736, 333-70402, 333-106710, 333-183913, 333-183915, and 333-220555 on Form S-8 of H&R Block, Inc. of our reports dated June 15, 2018 (November 15, 2018 as it relates to the adoption of ASU 2014-09 as discussed in Note 1 and Note 16 of the financial statements), relating to the consolidated financial statements of H&R Block, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of ASU 2014-09), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K of H&R Block, Inc.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
November 15, 2018